UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 18, 2006

TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement	1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	1

Item 9.01	Financial Statements and Exhibits	2

i

Item 1.01 Entry into a Material Definitive Agreement
     On January 18, 2006, Tekelec (the “Company”) entered into an employment offer letter agreement with Frank Plastina in connection with Mr. Plastina’s appointment as the Chief Executive Officer and President and as a member of the Board of Directors of the Company commencing on February 6, 2006. Mr. Plastina’s appointment is discussed below in Item 5.02 of this Current Report on Form 8-K.
     Pursuant to the letter agreement, Mr. Plastina will receive an annual base salary of $550,000 and will participate in the Company’s 2006 Officer Bonus Plan (the “Bonus Plan”) under which he will be eligible to receive up to 120% of his annual base salary (pro rated in accordance with the terms of the Bonus Plan to reflect the fact that he will be employed for only a portion of 2006) as a cash bonus based on the extent to which the Company achieves certain financial milestones in 2006. Mr. Plastina will also be granted (i) nonstatutory stock options or stock-settled stock appreciation rights (collectively, “Options”) under the Company’s 2004 Equity Incentive Plan for New Employees (the “2004 Plan”) to purchase 1,000,000 shares of the Company’s Common Stock and (ii) restricted stock units (“RSUs”) under the 2004 Plan covering a total of 250,000 shares of the Company’s Common Stock. The exercise price of the Options will be equal to the closing price of the Company’s Common Stock on the grant date of the Options. The Options will vest to the extent of 250,000 shares on the one-year anniversary of the commencement of Mr. Plastina’s employment and as to the remaining 750,000 shares in 12 equal quarterly installments thereafter as long as Mr. Plastina remains an employee of the Company. The RSUs will vest, and the shares of Common Stock as to which the RSUs vest will automatically be issued, to the extent of 83,334 shares on the second-year anniversary of the grant date of the RSUs and as to the remaining 166,666 shares in two equal annual installments thereafter as long as Mr. Plastina remains an employee of the Company. In addition, Mr. Plastina will be eligible to receive benefits under the Company’s Officer Severance Plan, as amended.
     The foregoing description of the employment offer letter agreement between the Company and Mr. Plastina is qualified in its entirety by reference to the copy of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 18, 2006, the Board of Directors of the Company appointed Frank Plastina as the Chief Executive Officer and President and as a member of the Board of Directors of the Company. Since September 2005, Mr. Plastina has served as an Executive in Residence at Warburg Pincus LLC, a private equity firm. From May 2003 to July 2005, Mr. Plastina was, at the request of Warburg Pincus, President and Chief Executive Officer of Proxim Corporation, a provider of wireless infrastructure equipment. From March 2003 to May 2003, Mr. Plastina was an Executive in Residence at Warburg Pincus. From 1987 until November 2002, Mr. Plastina held various positions at Nortel Networks Corporation, including President, Metro/Enterprise Networks from October 2001 until November 2002,

President, Wireless and Core Networks from December 2000 until October 2001, and President, Wireless Succession Portfolios from June 1999 until December 2000. Mr. Plastina is 43 years old.
     The employment offer letter agreement entered into between Mr. Plastina and the Company is described in Item 1.01 of this Current Report on Form 8-K. There are no other arrangements or understandings between Mr. Plastina and any other persons pursuant to which Mr. Plastina was appointed as an executive officer or as a director of the Company, and there are no related party transactions between the Company and Mr. Plastina that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Offer Letter Agreement effective January 18, 2006 between the Company and Frank Plastina

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: January 24, 2006	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter Agreement effective January 18, 2006 between the Company and Frank Plastina